                                                                  EXHIBIT (10)c.
                        EXECUTIVE INCENTIVE BONUS PLAN


                               I.  INTRODUCTION
                                   ------------

The intent of the SUPERVALU Executive Incentive Bonus Plan is to provide a means by which the successful performance of the Corporation's major business groups, specific profit centers, and individual managers can be rewarded.

Each individual who participates in the plan will be aware of his or her bonus opportunity and the factors that impact this opportunity. The bonus plan provides for a wide range of bonus opportunities, from an unsatisfactory individual performance level which generates no award, to an outstanding individual and organization performance level which would provide a significant bonus payment, up to the maximum bonus percent provided under the terms of the plan.

The continued profitability and growth of SUPERVALU is vital to all of its employees. Through this plan, the Company is providing a means to reward those who are instrumental in achieving those goals.


                       II.  INCENTIVE BONUS PLAN SUMMARY
                            ----------------------------

The SUPERVALU Executive Incentive Bonus Plan is designed to reward participating employees for their contributions to the continued growth and profitability of the Corporation.

Plan Features
-------------

1. For each fiscal year, a bonus opportunity, or norm, expressed as a percentage of base salary dollars, is established for each participant in the program.

2. The bonus award is comprised of an individual portion which is determined by the participant's job performance against specified objectives, and an organizational (e.g., profit center and/or centers or total corporation) portion which is determined by financial performance against both pre-established budget and growth objectives. The corporate participants' awards are based solely on performance improvement over the prior year.

3. The participant who meets satisfactory individual performance levels and whose organization, (e.g., profit center(s) or the total corporation) meets its objectives, would typically receive a "norm" bonus award. Higher or lower individual or organization performance will result in a higher or lower bonus award.

4. The funds for bonus payments are provided out of the earnings of the Corporation, after a fair return to the stockholders has been assured.
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                      III. ELIGIBILITY AND DETERMINATION
                           -----------------------------

                             OF BONUS OPPORTUNITY
                             --------------------

1.   Eligibility
     -----------

     This SUPERVALU plan is designed to include executive and management positions which have a significant impact on Company operating and administrative performance levels. The determination of "significant impact" is based on the Company's position evaluation plan with approval for plan participation to be granted by the appropriate Executive Vice President and the Sr. Vice President, Human Resources.

2.   Determination of Individual Bonus Norms
     ---------------------------------------

     Each management position has been evaluated and assigned a specific point value, based on the position content in terms of know-how, problem-solving and accountability. Every position in the incentive plan has a percent figure (bonus norm) assigned to it for the purpose of calculating the initial bonus opportunity.


          Example only:
          ------------

          Point                            Bonus Norm (as a
          Evaluation                      Percent of Salary)
          ----------                      ------------------
          Below 900 points                       10%
          900 - 940 points                       11%
          941 - 981 points                       12%
           etc.


     Every participant will be informed of their position's point value and corresponding bonus norm. Each participant's fiscal year earnings are multiplied by the bonus norm percent to determine his or her individual bonus opportunity. If a participant is promoted to a bonus position at some point during the fiscal year, only earnings after the date of promotion will be used in the calculation.

Example of Bonus Norm Calculation:
---------------------------------


           (A)        (B)       Bonus Norm Amount
       Fiscal Year   Bonus          (A) x (B)
        Earnings     Norm %       Dollar Amount
       -----------   ------     -----------------
        $55,000       10%            $ 5,500

        $60,000       10%            $ 6,000

        $75,000       11%            $ 8,250

        $85,000       12%            $10,200


                         IV. STANDARDS OF PERFORMANCE
                             ------------------------

Before the beginning of each fiscal year, financial performance objectives are established; these will be used as the primary standards against which actual performance will be compared. Bonus amounts are calculated according to the procedure detailed later in this booklet and are subject to Board of Director approval before there will be any payout. Bonus funds not utilized are returned to earnings. There is no carryover to subsequent years. The following is an explanation of the process.

1.   Corporate Objectives
     --------------------

     A net profit growth objective is established which represents the performance standard for the Corporation which, if achieved, produces a bonus award at the norm level. At year end, the actual corporate performance is calculated relative to this objective. The bonus award payable to corporate staff participants will vary annually, depending on the actual corporate results as these results relate to the previous year's profit performance.

2.   Profit Center Objectives
     ------------------------

     Also before the start of each fiscal year, financial objectives are established for each separate profit center and become standards of performance for the year. At year end, profit center results are calculated as a percentage of objectives established. The bonus award payable to profit center participants will vary, depending on the actual results that are achieved.

3.   Individual Performance
     ----------------------

     As shown below, an individual's job performance is part of the determination of bonus awards.
     A factor based on an assessment of individual job performance against specified objectives will be determined for each participant according to the guidelines shown on page 10.

4.   Award Makeup
     ------------

     The incentive award heavily emphasizes organization performance particularly in the case of corporate officers and profit center presidents. Certain corporate jobs, highly measurable relative to individual performance against objectives, will be equally weighted between organizational and individual performance. Most positions at both the profit center and corporate staff level will have awards weighted toward organization performance but with a significant individual performance component.


                              Corporate Positions
                              -------------------

                                   Portion of Award Based on:

                                      Corporate        Individual
                                       Results         Performance
                                      ---------        -----------
Corporate Officers                      90%                10%

Most Other Positions                    75%                25%

Product Directors, etc.                 50%                50%

                              Profit Center Positions
                              -----------------------

                                   Portion of Award Based on:


                                   Profit Center       Individual
                                     Results           Performance
                                   -------------       -----------
Profit Center Presidents              80-90%              10-20%
Profit Center Staff                   75-80%              20-25%


                              POINTS OF EMPHASIS
                              ------------------

Two points should be emphasized regarding the calculation of bonus awards:

     1. Profit center and Corporate operating results will reflect equally on the awards of all members of a respective profit center or business group.

     2. The organization and individual portions of a bonus will be adjusted independently of each other, subject only to the overall total bonus fund limitation and to the minimum and maximum conditions stated later.

                             V. BONUS CALCULATIONS
                                ------------------
1.   Individual Awards
     -----------------

     As indicated previously 10% to 50% of a participant's bonus potential, depending on position, will be based on individual performance. Individual awards can range from 80% to 175% of the individual award portion of the norm. The adjustment guide below provides the appropriate individual award adjustment factor for specific levels of performance against established objectives. Only the numbers listed below should be used as adjustment factors.

                            INDIVIDUAL BONUS AWARD
                               ADJUSTMENT GUIDE
                               ----------------



                                                          Adjustment
Definition                                                   Guide
----------                                                ----------
Outstanding - during the year the individual              1.60 - 1.75
showed effort, skill, and achievement seldom seen,
greatly exceeding objectives and expectations.

Excellent - the individual far exceeded                       1.40
expectations and objectives.

Very Good - the individual exceeded expectations              1.20
and performance objectives.

Good - met expectations and objectives.                       1.00

Fair - did not totally meet performance                        .80
objectives and expectations, but came
reasonably close.

Unacceptable - immediate corrective action is               No Bonus
required if individual is to remain in the assignment.

New employee (less than 6 months on the job.              No More Than
Too soon to evaluate)                                         1.00


2.   Organization Awards
     -------------------

     Organization award adjustments are based on performance against financial objectives and the previous year's performance for certain of the financial factors. In determining the organization award, these points will be observed:

     A. Appropriate financial factors for the fiscal year will be selected and weighted according to the emphasis to be placed on these factors for the year. Net profit growth will normally be the primary financial factor. In addition sales and/or a return measure may also be included as additional bonus factors. These factors and their weightings may change from year to year, or from profit center to profit center, depending on business unit or corporate strategic business plans.

     B. The relationship of financial performance variance from the financial performance objective(s) to the actual bonus award payout or adjustment will be illustrated on the payout curve that will be provided to each participant for each fiscal year. In this manner, the adjustment varies (up or down) as actual performance varies from the objective.

     C. Normally the previous year's net profit performance will serve as the threshold performance required before any bonus will be paid at the corporate level.

     D. Some plan participants may have their bonus based on the results of multiple profit centers. This will typically be the case where management decides to emphasize teamwork between profit centers.


          ----------------------------------------------------------------------

          The specifics of the organization award (profit center makeup, financial factors, and the weighting thereof) and the payout curve for a given year are distributed separately to participants as a supplement to this booklet.

          ----------------------------------------------------------------------

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

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                                                     EXAMPLE BONUS CALCULATION
                       --------------------------------------------------------------------------------------------------
                                       INDIVIDUAL AWARD  (25%)                               ORGANIZATION AWARD  (75%)
                       --------------------------------------------------------------------------------------------------
                                                                                         Profit Center
             Annual                                 Performance   Individual             Performance      Organizational     Total
Employee     Salary     Norm %   Norm $    Norm     Factor        Award         Norm     Factor            Award             Award
             Earnings
  A          $70,000    10%      $ 7,000   $1,750    .80*         $1,400        $5,250   1.10**            $5,775            $ 7,175



  B          $90,000    15%      $13,500   $3,375   1.00*         $3,375        $10,125  1.10**           $11,138            $14,513



*   Individual factors will vary according to individual performance

** The Profit Center Performance Factor affects all profit center participants equally.


                  INCENTIVE BONUS CONCEPT FOR THE INDIVIDUAL
                  ------------------------------------------


                              ------------------

                                    Salary
                                   Earnings

                              ------------------

                                     times

                              ------------------

                                    Norm %

                              ------------------


                              ------------------

                                    equals

                              ------------------


                              ------------------

                                     Bonus
                                    Norm $

                              ------------------

                                    (Split)

--------------------------------                --------------------------------

        Organization                                      Individual
          Norm  %                                           Norm %

--------------------------------                --------------------------------

 Times the Organizational* Factor                   Times the Individual
 Based on Performance Equals                        Adjustment Factor Equals

--------------------------------                --------------------------------

        Organization*                                     Individual
          Award $                                           Award $

--------------------------------                --------------------------------



                              ------------------

                                     TOTAL
                                    Award $

                              ------------------

* Home Office plan participants will have their organization award determined by overall corporate performance; profit center plan participants will have their organization award determined primarily by profit center performance but may also include corporate or other "roll-up" results. Some positions will be rewarded on the basis of more than one profit center's performance.

                            VI. MINIMUM CONDITIONS
                                ------------------

The following limitations shall apply to bonus award payments:

     1. If an individual's performance does not merit an individual award, he/she shall also be ineligible to receive an organization award.

     2. If an organization's profit performance is below that organization's minimum payout threshold, there shall be no organization awards to that organization's members, but they may receive individual awards.

                        VII. DISCRETIONARY ADJUSTMENTS
                             -------------------------

The Board of Directors of SUPERVALU has granted the Chief Executive Officer the right to make discretionary adjustments, either upward or downward, to incentive bonus awards. Typically, the Chief Executive Officer exercises this right after having reviewed recommended awards and after consulting with supervisors of the individuals affected.

                        VIII. TERMINATION OF EMPLOYMENT
                              -------------------------

In the event of employment termination prior to the end of the fiscal year (except for retirement, death or disability), participants will not be eligible for an Incentive Bonus award for that fiscal year. Nothing in this plan is to be construed as an employment agreement between participants and the Company, and each employee's employment and compensation can be terminated with or without cause at anytime at the option of the company or the employee. If employment is terminated prior to the end of the fiscal year, eligibility for an award also terminates. Until an award has been approved by the Board of Directors and actually paid, no employee shall have any claim nor have earned any right to an award.

                       IX.  PLAN CHANGE AND TERMINATION
                            ---------------------------

The Company reserves the right in its sole and absolute discretion to modify, change, or discontinue the plan with or without notice at any time.


                              X.  TIME OF PAYMENT
                                  ---------------

Availability of funds for this program depend on completion of necessary accounting work at the close of the fiscal year. Awards cannot be made until final financial figures are available and are entered into the calculations. The final awards are in turn approved by the Board of Directors. Typically, this does not occur until mid-April.